Exhibit 99.1

CoStar Group Third Quarter 2020 Revenues Increase 21% Year-over-Year with Third Quarter Sales of $53 Million Increasing 53% Above Second Quarter 2020 Sales

WASHINGTON – October 27, 2020 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended September 30, 2020, was $426 million, an increase of 21% over revenue of $353 million for the third quarter of 2019. Net income for the third quarter of 2020 was $58 million, or $1.48 per diluted share. Adjusted EBITDA (which excludes stock-based compensation, acquisition and integration related costs and other items as described below) for the third quarter of 2020 was $134 million, an increase of 3% compared to adjusted EBITDA of $129 million for the third quarter of 2019.

“Our business delivered outstanding results in the third quarter, clearly demonstrating the mission critical nature of our information products and the strong countercyclical performance of our marketplaces. We delivered $53 million of company-wide net new sales bookings in the third quarter of 2020 with LoopNet reaching an all-time high sales quarter, increasing sales over 130% from the third quarter of 2019.” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “For the third straight quarter we set record levels of traffic to our platforms, achieving 69 million monthly unique visitors in the third quarter, a 33% increase over the third quarter of 2019. It is evident that our online platforms and marketing investments are proving highly effective in the current environment.”

“Apartments.com continues to go from strength to strength,” continued Florance. “Our third quarter sales increased 59% over prior year levels and revenue growth accelerated to 23% over the third quarter of 2019. As a result of our increased marketing investments, we are delivering a record number of quality leads to our customers. The result is that the largest property managers and apartment communities continue to shift more and more of their marketing dollars to Apartments.com, while reducing their levels of spending on other advertising networks.”

Yesterday afternoon, CoStar completed the acquisition of Emporis, a Germany-based provider of international commercial real estate data and images. With over 700,000 building records and 600,000 images, Emporis brings valuable research content from over 100 countries in every major region around the world, which the Company plans to integrate into the CoStar Suite international platform.

Year 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)
	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$328	$344	$353	$375	$392	$397	$426
Net income	85	63	79	88	73	60	58
Net income per share - diluted	2.33	1.73	2.15	2.39	1.98	1.60	1.48
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7	39.4

EBITDA	113	94	113	125	100	109	108
Adjusted EBITDA	125	110	129	142	124	129	134
Non-GAAP net income	92	82	96	103	90	88	89
Non-GAAP net income per share - diluted	2.53	2.23	2.61	2.82	2.44	2.34	2.26

Non-GAAP net income (which excludes amortization of acquired intangible assets, stock-based compensation and other items as described below) for the third quarter of 2020 was $89 million or $2.26 per diluted share.

2020 Outlook
The Company expects revenue in the range of $1.644 billion to $1.650 billion for the full year of 2020, representing growth of approximately 18% for the year, and revenue for the fourth quarter of 2020 in the range of $429 million to $435 million, representing revenue growth of 15% year-over-year at the midpoint of the range.

The Company expects adjusted EBITDA in a range of $525 million to $530 million for the full year of 2020, an increase of 4% at the midpoint of the range compared to 2019. For the fourth quarter of 2020, the Company expects adjusted EBITDA in a range of $139 million to $144 million.

We expect full-year 2020 non-GAAP net income per diluted share in a range of $9.39 to $9.49 based on 38.3 million shares. For the fourth quarter of 2020, we expect non-GAAP net income per diluted share in a range of $2.34 to $2.44 based on 39.5 million shares. These ranges include an estimated non-GAAP tax rate of 25% for the full year and the fourth quarter 2020.

The preceding guidance does not include any operating results from the proposed RentPath acquisition.

The preceding forward-looking statements reflect CoStar Group’s expectations as of October 27, 2020, including forward-looking non-GAAP financial measures on a consolidated basis, based on current estimates, expectations, observations and trends. Given the risk factors, rapidly evolving economic environment, and uncertainties and assumptions discussed in this release and in our quarterly reports on Form 10-Q and annual reports on Form 10-K, including uncertainties as a result of the COVID-19 pandemic and responses to it by, and the impact on, global economies, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before interest (expense) income and other (expense) income, loss on debt extinguishment, income taxes, depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, and settlements and impairments incurred outside the Company’s normal course of business.

Non-GAAP net income is a non-GAAP financial measure determined by adjusting GAAP net income attributable to CoStar Group for stock-based compensation expense, acquisition- and integration-related costs for pending and completed acquisitions, restructuring costs, settlement and impairment costs incurred outside the Company's normal course of business and loss on debt extinguishment, as well as amortization of acquired intangible assets and other related costs, and then subtracting an assumed provision for income taxes. In 2020, the Company is assuming a 25% tax rate in order to approximate our statutory corporate tax rate excluding the impact of discrete items.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share. For periods with GAAP net losses and non-GAAP net income, the weighted average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 5:00 PM EDT on Tuesday, October 27, 2020 to discuss earnings results for the third quarter 2020 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at investors.costargroup.com. To participate in the conference call, please register online in advance at http://www.directeventreg.com/registration/event/9987236. After registering, participants will receive dial-in information as well as a passcode and registrant ID. At the time of the call, participants will dial in using the numbers on the confirmation email and enter their passcode and ID, upon which they will be entered into the conference.

The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$425,620	$352,808	$1,214,626	$1,024,993
Cost of revenues	77,865	71,172	230,814	214,243
Gross profit	347,755	281,636	983,812	810,750

Operating expenses:
Selling and marketing (excluding customer base amortization)	146,634	101,582	402,202	308,751
Software development	40,732	32,639	121,343	89,022
General and administrative	65,322	45,530	181,598	127,943
Customer base amortization	18,258	7,616	44,677	22,473
	270,946	187,367	749,820	548,189

Income from operations	76,809	94,269	233,992	262,561
Interest (expense) income	(7,537)	4,414	(9,482)	13,304
Other (expense) income	(338)	240	29	779
Income before income taxes	68,934	98,923	224,539	276,644
Income tax expense	10,748	20,304	33,200	49,608
Net income	$58,186	$78,619	$191,339	$227,036

Net income per share - basic	$1.49	$2.16	$5.07	$6.26
Net income per share - diluted	$1.48	$2.15	$5.04	$6.20

Weighted-average outstanding shares - basic	39,159	36,333	37,718	36,293
Weighted-average outstanding shares - diluted	39,401	36,652	37,970	36,615

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures - Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$58,186	$78,619	$191,339	$227,036
Income tax expense	10,748	20,304	33,200	49,608
Income before income taxes	68,934	98,923	224,539	276,644
Amortization of acquired intangible assets	24,870	12,543	63,348	37,946
Stock-based compensation expense	16,730	13,139	41,437	38,984
Acquisition and integration related costs	7,887	2,287	26,631	3,028
Restructuring and related costs	413	806	413	3,054
Other expense	113	—	113	—
Non-GAAP income before income taxes	118,947	127,698	356,481	359,656
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(29,737)	(31,925)	(89,120)	(89,914)
Non-GAAP net income	$89,210	$95,773	$267,361	$269,742

Net income per share - diluted	$1.48	$2.15	$5.04	$6.20
Non-GAAP net income per share - diluted	$2.26	$2.61	$7.04	$7.37

Weighted average outstanding shares - basic	39,159	36,333	37,718	36,293
Weighted average outstanding shares - diluted	39,401	36,652	37,970	36,615

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$58,186	$78,619	$191,339	$227,036
Amortization of acquired intangible assets in cost of revenues	6,612	4,957	18,671	15,503
Amortization of acquired intangible assets in operating expenses	18,258	7,586	44,677	22,443
Depreciation and other amortization	6,806	6,279	20,563	19,289
Interest expense (income)	7,537	(4,414)	9,482	(13,304)
Other expense (income)	338	(240)	(29)	(779)
Income tax expense	10,748	20,304	33,200	49,608
EBITDA	$108,485	$113,091	$317,903	$319,796
Stock-based compensation expense	16,730	13,139	41,437	38,984
Acquisition and integration related costs	7,887	2,287	26,631	3,028
Restructuring and related costs	413	806	413	3,054
Adjusted EBITDA	$133,515	$129,323	$386,384	$364,862

CoStar Group, Inc.
Condensed Consolidated Balance Sheets - Unaudited
(in thousands)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash, cash equivalents and restricted cash	$3,867,805	$1,070,731
Accounts receivable	119,219	96,788
Less: Allowance for credit losses	(14,205)	(4,548)
Accounts receivable, net	105,014	92,240
Prepaid expenses and other current assets	34,414	36,194
Total current assets	4,007,233	1,199,165

Long-term investments	—	10,070
Deferred income taxes, net	3,891	5,408
Property and equipment, net	127,280	107,529
Lease right-of-use assets	106,320	115,084
Goodwill	2,015,079	1,882,020
Intangible assets, net	414,608	421,196
Deferred commission costs, net	93,006	89,374
Deposits and other assets	15,102	9,232
Income tax receivable	14,806	14,908
Total assets	$6,797,325	$3,853,986
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,266	$7,640
Accrued wages and commissions	63,341	53,087
Accrued expenses	54,753	38,680
Income taxes payable	256	10,705
Lease liabilities	31,494	29,670
Deferred revenue	75,001	67,274
Total current liabilities	245,111	207,056

Long-term debt, net	986,413	—
Deferred income taxes, net	97,022	87,096
Income taxes payable	21,114	20,521
Lease and other long-term liabilities	129,607	133,720
Total liabilities	$1,479,267	$448,393

Total CoStar, Inc. stockholders’ equity	5,318,058	3,405,593
Total liabilities and stockholders’ equity	$6,797,325	$3,853,986

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)

	Nine Months Ended September 30,
	2020	2019
Operating activities:
Net income	$191,339	$227,036
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,911	57,235
Amortization of deferred commissions costs	45,017	39,189
Amortization of senior notes discount and issuance costs	1,082	657
Non-cash lease expense	18,801	16,369
Stock-based compensation expense	40,783	38,984
Deferred income taxes, net	6,812	13,288
Credit loss expense	21,395	7,458
Other operating activities, net	(12)	—

Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(34,131)	(8,797)
Income taxes payable	(9,838)	7,784
Prepaid expenses and other current assets	4,145	(754)
Deferred commissions	(48,704)	(48,791)
Other assets	1,521	(43)
Accounts payable and other liabilities	47,341	7,664
Lease liabilities	(21,247)	(19,787)
Deferred revenue	7,123	12,525
Net cash provided by operating activities	355,338	350,017

Investing activities:
Proceeds from sale and settlement of investments	10,259	—
Purchases of property and equipment and other assets	(42,137)	(44,162)
Cash paid for acquisitions, net of cash acquired	(192,002)	(13,721)
Net cash used in investing activities	(223,880)	(57,883)

Financing activities:
Proceeds from long-term debt	1,744,210	—
Payments of debt issuance costs	(15,747)	—
Payments of long-term debt	(745,000)	—
Repurchase of restricted stock to satisfy tax withholding obligations	(34,051)	(25,040)
Proceeds from equity offering, net of transaction costs	1,689,971	—
Proceeds from exercise of stock options and employee stock purchase plan	28,169	22,970
Other financing activities	(1,650)	(123)
Net cash provided by (used in) financing activities	2,665,902	(2,193)

Effect of foreign currency exchange rates on cash and cash equivalents	(286)	(738)
Net increase in cash, cash equivalents and restricted cash	2,797,074	289,203
Cash, cash equivalents and restricted cash at the beginning of period	1,070,731	1,100,416
Cash, cash equivalents and restricted cash at the end of period	$3,867,805	$1,389,619

CoStar Group, Inc.
Disaggregated Revenues - Unaudited
(in thousands)

	Three Months Ended September 30,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$158,235	$7,753	$165,988	$149,187	$6,826	$156,013
Information services	26,357	6,817	33,174	17,382	2,089	19,471
Online marketplaces
Multifamily	155,184	—	155,184	125,707	—	125,707
Commercial property and land	71,128	146	71,274	51,508	109	51,617
Total revenues	$410,904	$14,716	$425,620	$343,784	$9,024	$352,808

	Nine Months Ended September 30,
	2020			2019
	North America	International	Total	North America	International	Total
Information and analytics
CoStar Suite	$473,363	$22,634	$495,997	$436,070	$20,469	$456,539
Information services	77,069	19,023	96,092	52,632	6,466	59,098
Online marketplaces
Multifamily	438,185	—	438,185	360,463	—	360,463
Commercial property and land	184,096	256	184,352	148,418	475	148,893
Total revenues	$1,172,713	$41,913	$1,214,626	$997,583	$27,410	$1,024,993

CoStar Group, Inc.
Results of Segments - Unaudited
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
EBITDA
North America	$107,906	$115,973	$322,611	$326,648
International	579	(2,882)	(4,708)	(6,852)
Total EBITDA	$108,485	$113,091	$317,903	$319,796

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures with 2019-2020 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4	$58.2
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9	10.7
Income before income taxes	97.7	80.0	98.9	114.3	78.4	77.3	68.9
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0	24.9
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.2	9.5	16.7
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0	7.9
Restructuring and related costs	0.1	2.2	0.8	—	—	—	0.4
Other (income) expense	—	—	—	(10.8)	—	—	0.1
Non-GAAP income before income taxes	123.2	108.7	127.6	137.9	119.8	117.8	118.9
Assumed rate for income tax expense *	25%	25%	25%	25%	25%	25%	25%
Assumed provision for income tax expense	(30.8)	(27.2)	(31.9)	(34.5)	(30.0)	(29.5)	(29.7)
Non-GAAP net income	$92.4	$81.5	$95.7	$103.4	$89.8	$88.3	$89.2

Non-GAAP net income per share - diluted	$2.53	$2.23	$2.61	$2.82	$2.44	$2.34	$2.26

Weighted average outstanding shares - basic	36.2	36.3	36.3	36.4	36.5	37.5	39.2
Weighted average outstanding shares - diluted	36.6	36.6	36.7	36.7	36.8	37.7	39.4

* A 25% tax rate is assumed for 2020 and 2019, which approximates our statutory corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$85.2	$63.2	$78.6	$87.9	$72.8	$60.4	$58.2
Amortization of acquired intangible assets	13.2	12.2	12.5	17.4	17.5	21.0	24.9
Depreciation and other amortization	6.5	6.5	6.3	6.5	6.8	7.0	6.8
Interest (income) expense	(4.2)	(4.7)	(4.4)	(3.4)	(1.7)	3.6	7.5
Other (income) expense	—	(0.5)	(0.2)	(9.9)	(0.8)	0.4	0.3
Income tax expense	12.5	16.8	20.3	26.4	5.6	16.9	10.7
EBITDA	$113.2	$93.5	$113.0	$124.9	$100.2	$109.3	$108.4
Stock-based compensation expense	12.0	13.8	13.1	13.3	15.1	9.5	16.7
Acquisition and integration related costs	0.2	0.5	2.3	3.7	8.7	10.0	7.9
Restructuring and related costs	0.1	2.2	0.8	—	—	—	0.4
Adjusted EBITDA	$125.5	$110.0	$129.2	$141.9	$124.0	$128.8	$133.4

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance - Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2020		Ended December 31, 2020
	Low	High	Low	High

Net income	$58,000	$66,000	$250,000	$258,000
Income tax expense	20,000	21,000	53,000	54,000
Income before income taxes	78,000	87,000	303,000	312,000
Amortization of acquired intangible assets	25,000	25,000	88,000	88,000
Stock-based compensation expense	15,000	13,000	56,000	54,000
Acquisition and integration related costs	5,000	3,000	32,000	30,000
Restructuring and related costs	—	—	400	400
Non-GAAP income before income taxes	123,000	128,000	479,400	484,400
Assumed rate for income tax expense *	25%	25%	25%	25%
Assumed provision for income tax expense	(30,600)	(31,700)	(119,900)	(121,100)
Non-GAAP net income	$92,400	$96,300	$359,500	$363,300

Net income per share - diluted	$1.47	$1.67	$6.53	$6.74
Non-GAAP net income per share - diluted	$2.34	$2.44	$9.39	$9.49

Weighted average outstanding shares - diluted	39,500	39,500	38,300	38,300

* A 25% tax rate is assumed, which approximates our statutory corporate tax rate.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2020		Ended December 31, 2020
	Low	High	Low	High
Net income	$58,000	$66,000	$250,000	$258,000
Amortization of acquired intangible assets	25,000	25,000	88,000	88,000
Depreciation and other amortization	8,000	8,000	29,000	29,000
Interest and other expense, net	8,000	8,000	17,000	17,000
Income tax expense	20,000	21,000	53,000	54,000
Stock-based compensation expense	15,000	13,000	56,000	54,000
Acquisition and integration related costs	5,000	3,000	32,000	30,000
Restructuring and related costs	—	—	400	400
Adjusted EBITDA	$139,000	$144,000	$525,400	$530,400

All Contacts
Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Sarah Spray
Vice President
Investor Relations
(202) 346-6394
sspray@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. STR provides premium data benchmarking, analytics and marketplace insights for the global hospitality sector. Ten-X provides a leading platform for conducting commercial real estate online auctions and negotiated bids. LoopNet is the most heavily trafficked commercial real estate marketplace online with over 7 million monthly unique visitors. Realla is the UK’s most comprehensive commercial property digital marketplace. Apartments.com, ApartmentFinder.com, ForRent.com, ApartmentHomeLiving.com, Westside Rentals, AFTER55.com, CorporateHousing.com, ForRentUniversity.com and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. CoStar Group’s websites attracted an average of approximately 69 million unique monthly visitors in aggregate in the third quarter of 2020. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe, Canada and Asia with a staff of over 4,300 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release and the Company’s earnings conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar's plans, objectives, expectations, beliefs and intentions and other statements including words such as “hope,” “anticipate,” “may,” “believe,” “expect,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar and are subject to many risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements and the assumptions and estimates used as a basis for the forward-looking statements. The following factors, among others, could cause or contribute to such differences: uncertainty surrounding the impact of the COVID-19 pandemic, including volatility in the international and U.S. economy, worker absenteeism or decreased productivity, quarantines or other travel or health-related restrictions; the length and severity of the COVID-19 pandemic; the pace of recovery following the COVID-19 pandemic; government and private actions taken to control the spread of COVID-19; the risk that the trends stated or implied by this release or in the earnings conference call cannot or will not be sustained at the current pace or may increase or decrease, including trends related to revenue, net income, non-GAAP net income, EBITDA, adjusted EBITDA, site traffic and visitors, leads generated, sales, renewal rates, and brand awareness; the risk that the Company is unable to sustain current revenue, earnings and net new sales bookings growth rates or increase them; the risk that CoStar and Emporis cannot be combined successfully or that the acquisition does not produce the expected results; the risk that revenues for the fourth quarter and full year 2020 will not be as stated in this press release; the risk that net income for the fourth quarter and full year 2020 will not be as stated in this press release; the risk that adjusted EBITDA for the fourth quarter and full year 2020 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter and full year 2020 will not be as stated in this press release; the risk that the tax rate estimates stated in this press release may change; and the possibility that the acquisition of RentPath does not close when expected or at all. More information about potential factors that could cause results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, those stated in CoStar’s filings from time to time with the Securities and Exchange Commission, including in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, as well as CoStar’s other filings with the SEC available at the SEC’s website (www.sec.gov). All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.